                                                                   EXHIBIT 3.137


                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                      ____________________________________,
                      A DELAWARE LIMITED LIABILITY COMPANY

         THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of ______________________ (this "Agreement"), dated as of December 24, 2003 is adopted by, and executed and agreed to, for good and valuable consideration, by the sole Member.

         WHEREAS, the sole Member is party to the Limited Liability Company Agreement dated as of July 16, 2001, as amended from time to time (the "Original LLC Agreement"); and

         WHEREAS, the sole Member and the Independent Member (as such term is defined in the Original LLC Agreement) have agreed to the amendment and restatement of the Original LLC Agreement in accordance with the terms of the Original LLC Agreement pursuant to the unanimous written consent of the sole Member and the Independent Member dated as of December 16, 2003.

                                   ARTICLE I
                                   DEFINITIONS

         1.1. Definitions. As used in this Agreement, the following terms have the following meanings:

         "Act" means the Delaware Limited Liability Company Act and any successor statute, as amended from time to time.

         "Agreement" has the meaning given that term in the introductory paragraph.

         "Capital Contribution" means the aggregate contribution by a Member to the capital of the Company.

         "Certificate" has the meaning given that term in Section 2.1.

         "Company" means ______________________, a Delaware limited liability company.

         "Dispose," "Disposed," "Disposing" or "Disposition" means a sale, assignment, transfer, exchange, mortgage, pledge, grant of a security interest or other disposition or encumbrance (including, without limitation, by operation of law) or the acts thereof.

         "Incapacity" or "Incapacitated" means (a) with respect to a natural person, the bankruptcy, death, incompetency or insanity of such person and (b) with respect to any other Person, the bankruptcy, liquidation, dissolution or termination of such Person.

         "Majority Members" means Members holding a majority of the Units owned by all Members or if there is only one Member, such Member.

         "Member" means any Person executing this Agreement as of the date of this Agreement as a member or hereafter admitted to the Company as a member as provided in this Agreement, but does not include any Person who has ceased to be a member of the Company.

         "Original LLC Agreement" has the meaning given such term in the recitals.

         "Person" means a natural person, partnership (whether general or limited), limited liability company, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative capacity.

         "Proceeding" has the meaning given such term in Section 5.1.

         "Units" means the units of each Member representing such Member's interest in the income, gains, losses, deductions and expenses of the Company as set forth on Schedule A hereto, as amended from time to time in accordance with the terms of this Agreement.

         1.2. Construction. Whenever the context requires, the gender of all words used in this Agreement includes the masculine, feminine and neuter. All references to Articles and Sections refer to articles and sections of this Agreement, and all references to Schedules are to Schedules attached hereto, each of which is made a part hereof for all purposes.

                                   ARTICLE II
                                  ORGANIZATION

         2.1. Formation. The Company has been organized as a Delaware limited liability company by the filing of a Amended and Restated Certificate of Formation (the "Certificate") under and pursuant to the Act.

         2.2. Name. The name of the Company is "______________________," and all Company business shall be conducted in that name or such other names that comply with applicable law as the Majority Members may select from time to time.

         2.3. Registered Office; Registered Agent; Principal Office; Other Offices. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Majority Members may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate or such other Person or Persons as the Majority Members may designate from time to time in the manner provided by law. The principal office of the Company shall be at such place as the Majority Members may designate from time to time, which need not be in the State of Delaware.

         2.4. Purposes. The purposes of the Company are to engage in any business or activity that is not prohibited by the Act or the laws of the jurisdictions in which the Company engages in such business or activity.

         2.5. Foreign Qualification. Prior to the Company's conducting business in any jurisdiction other than Delaware, the Majority Members shall cause the Company to comply, to

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the extent procedures are available and those matters are reasonably within the control of the Majority Members, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction.

         2.6. Term. The term of the Company commenced on the date the original certificate of formation was filed with the office of the Secretary of State of Delaware and shall continue in existence until termination and dissolution thereof as determined under Section 8.1 of this Agreement.

         2.7. No State-Law Partnership. The Members intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member, for any purposes other than federal and, if applicable, state tax purposes, and this Agreement shall not be construed to suggest otherwise. The Members intend that the Company shall be treated as a partnership for federal and, if applicable, state income tax purposes, and each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

         2.8. Unit Certificates; Applicability of Article 8 of UCC. The number of authorized Units shall initially be one thousand (1,000). Units may be represented by one or more certificates in such form as the Majority Members may from time to time approve, shall be recorded in a register thereof maintained by the Company, and shall be subject to such rules for the issuance thereof as the Majority Members may from time to time determine. Units shall be subject to the provisions of Article 8 of the Uniform Commercial Code as may be applicable from time to time.

                                  ARTICLE III
                        MEMBERS, UNITS AND DISTRIBUTIONS

         3.1. Members.

                  (a) The names, residence, business or mailing addresses and the Units of the Members are set forth in Schedule A, as amended from time to time in accordance with the terms of this Agreement.

                  (b) No Member, as such, shall be required to lend any funds to the Company or to make any additional contribution of capital to the Company, except as otherwise required by applicable law or by this Agreement. Any Member may, with the approval of the Majority Members, make loans to the Company, and any loan by a Member to the Company shall not be considered to be a Capital Contribution.

                  (c) Each Member shall execute a counterpart of this Agreement, and when a Person is admitted as a Member, such Person shall execute a counterpart of this Agreement and such Person shall be listed as a Member on Schedule A with such Member's address and Units.

         3.2. Liability of Members. Except as otherwise required by applicable law and as explicitly set forth in this Agreement, no Member shall have any personal liability whatsoever in its capacity as a Member, whether to the Company, to any of the Members, to the creditors of the Company or to any other third party, for the debts, liabilities, commitments or any other obligations of the Company or for any losses of the Company, and therefore, a Member shall be liable only to make Capital Contributions to the Company and the other payments as provided herein. To the extent that, at law or in equity, a Member or other Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or another Person, such Member or other Person acting in accordance with this Agreement shall not be liable to the Company or any other Member for its good faith reliance on the provisions of this Agreement.

         3.3. Member Units. Each Member's interest in the Company, including such Member's interest in income, gains, losses, deductions and expenses of the Company and the right to vote on certain matters as provided in this Agreement, shall be represented by the Units owned by such Member.

         3.4. Issuance of Additional Units and Interests. The Majority Members shall have the right to cause the Company to create and issue or sell: (i) additional Units or other interests in the Company (including other classes or series thereof having different rights), (ii) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into Units or other interests in the Company and (iii) warrants, options or other rights to purchase or otherwise acquire Units or other interests in the Company. Upon the acquisition of any Units or other interests in the Company by a Person who is not a Member, such Person shall execute and deliver a counterpart of this Agreement and shall become a Member hereunder, and Schedule A hereto shall be amended to reflect such issuance and new Member.

         3.5. Distributions. Subject to the provision of Section 18-607 of the Act, the Majority Members shall have sole discretion regarding the amounts and timing of distributions to Members, in each case subject to the retention of, or payment to third parties of, such funds as it deems necessary with respect to the reasonable business needs of the Company which shall include (but not by way of limitation) the payment or the making of provision for the payment when due of Company obligations, including the payment of any management or administrative fees and expenses or any other obligations.

                                   ARTICLE IV
                                   MANAGEMENT

         4.1. Management by the Members. The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Majority Members, and the Majority Members shall make all decisions and take all actions for the Company.

         4.2. Actions by Members; Delegation of Authority and Duties.

                  (a) In managing the business and affairs of the Company and exercising its powers, the Majority Members shall act through (i) meetings and written consents pursuant to Sections 4.3 and 4.4, and (ii) any Person to whom authority and duties have been delegated pursuant to Section 4.2(b).

                  (b) The Majority Members may, from time to time, delegate to one or more Persons such authority and duties as the Majority Members may deem advisable. In addition, the Majority Members may assign titles (including, without limitation, chairman, chief executive

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officer, president, vice president, secretary, assistant secretary, treasurer and assistant treasurer) to any such Persons and delegate to such other individuals certain authority and duties. Any number of titles may be held by the same individual. Any delegation pursuant to this Section 4.2(b) may be revoked at any time by the Majority Members.

         4.3. Meetings.

                  (a) The Majority Members shall constitute a quorum for the transaction of business of the Company, and except as otherwise provided in this Agreement, the act of the Majority Members present at a meeting of the Members at which a quorum is present shall be the act of the Members.

                  (b) Meetings of the Members may be held at such place or places as shall be determined from time to time by resolution of the Majority Members. At all meetings of the Members, business shall be transacted in such order as shall from time to time be determined by resolution of the Majority Members. Regular meetings of the Members shall be held at such times and places as shall be designated from time to time by resolution of the Majority Members. Notice of such meetings shall not be required. Special meetings of the Members may be called by the Majority Members, and notice of such meeting need not state the purpose or purposes of, nor the business to be transacted at, such meeting, except as may otherwise be required by law.

         4.4. Action by Written Consent or Telephone Conference. Any action permitted or required by the Act, the Certificate or this Agreement to be taken at a meeting of the Members may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed by the Majority Members. Such consent shall have the same force and effect as a unanimous vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State of Delaware, and the execution of such consent shall constitute attendance or presence in person at a meeting of the Members. Subject to the requirements of the Act, the Certificate or this Agreement for notice of meetings, unless otherwise restricted by the Certificate, the Members may participate in and hold a meeting by means of a telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting.

         4.5. Conflicts of Interest. Each Member and officer of the Company at any time and from time to time may engage in and own interests in other business ventures of any and every type and description, independently or with others (including ones in competition with the Company) with no obligation to offer to the Company or any other Member or officer the right to participate therein. The Company may transact business with any Member, officer or affiliate thereof; provided that the terms of those transactions are no less favorable than those the Company could obtain from unrelated third parties.

         4.6. Officers.

                  (a) The Majority Members may, from time to time, designate one or more persons to be officers of the Company. No officer need be a resident of the State of Delaware, or a Member. Any officers so designated shall have such authority and perform such duties as the

Majority Members may, from time to time, delegate to them. The Majority Members may assign titles to particular officers. Unless the Majority Members otherwise decides, if the title is one commonly used for officers of a corporation, the assignment of such title shall constitute the delegation to such officer of the authority and duties that are normally associated with that office of a corporation. Each officer shall hold office until his successor shall be duly designated and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same individual. The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed from time to time by the Majority Members.

                  (b) Any officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Majority Members. Any officer may be removed as such, either with or without cause, by the Majority Members. Designation of an officer shall not of itself create contract rights. Any vacancy occurring in any office of the Company may be filled by the Majority Members.

                                    ARTICLE V
                                 INDEMNIFICATION

         5.1. Right to Indemnification. Subject to the limitations and conditions as provided in this ARTICLE V, each Person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement as a witness) in any action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (hereinafter a "Proceeding"), by reason of the fact that he or she is or was a Member or officer of the Company or while a Member or officer of the Company is or was serving at the request of the Company as a director, officer, employee, partner, member, manager, trustee, fiduciary or agent of another foreign or domestic limited liability company, corporation, partnership, joint venture or other entity or enterprise, may be indemnified and held harmless by the Company to the fullest extent permitted by the Act, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorney's fees, judgments, fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Person in connection with such Proceeding; provided that such Person acted in good faith and in a manner such Person reasonably believed to be in, or not opposed to, the best interests of the Company, and indemnification under this ARTICLE V shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. If the Company elects to provide indemnification hereunder, such rights granted pursuant to this ARTICLE V shall be a contract right, and no amendment, modification or repeal of this ARTICLE V shall adversely affect such rights of any Member or officer in respect of any act, omission or condition existing or event or circumstance occurring prior to the time of such amendment, repeal or modification. It is expressly acknowledged that the indemnification provided in this ARTICLE V could involve indemnification for negligence or under theories of strict liability.

         5.2. Advance Payment. The right to indemnification conferred in this
ARTICLE V may include the right to be paid or reimbursed by the Company the reasonable expenses incurred by a Person of the type entitled to be indemnified under Section 5.1 who was, is or is threatened to be made a named defendant or respondent in a Proceeding in advance of the final disposition of the



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Proceeding and without any determination as to the Person's ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such Person in advance of the final disposition of a Proceeding shall be made only upon delivery to the Company of a written affirmation by such Person of a good faith belief that such Person has met the standard of conduct necessary for indemnification under this ARTICLE V and a written undertaking, by or on behalf of such Person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified Person is not entitled to be indemnified under this ARTICLE V or otherwise.

         5.3. Indemnification of Employees and Agents. The Company may indemnify and advance expenses to an employee or agent of the Company to the same extent and subject to the same conditions under which it may indemnify and advance expenses to Persons who are not or were not Members or officers of the Company but who are or were serving at the request of the Company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a Person to the same extent that it may indemnify and advance expenses to Members and officers under this ARTICLE V.

         5.4. Appearance as a Witness. Notwithstanding any other provision of this ARTICLE V, the Company may pay or reimburse expenses incurred by a Members or officer in connection with his appearance as a witness or other participation in a Proceeding at a time when such Person is not a named defendant or respondent in the Proceeding.

         5.5. Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this ARTICLE V shall not be exclusive of any other right which a Member, officer or other Person indemnified pursuant to Section 5.3 may have or hereafter acquire under any law (common or statutory), provision of the Certificate or this Agreement, vote of Members or otherwise.

         5.6. Insurance. The Company may purchase and maintain insurance, at its expense, to protect itself and any Person who is or was serving as a Member, officer or agent of the Company or is or was serving at the request of the Company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited ability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under this ARTICLE V.

         5.7. Savings Clause. If this ARTICLE V or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Member or any other Person indemnified pursuant to this ARTICLE V as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this



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ARTICLE V that shall not have been invalidated and to the fullest extent permitted by applicable law.

         5.8. Waiver of Fiduciary Duties. The provisions of this Agreement to the extent that they expand or restrict the duties (including fiduciary duties) and liabilities of any Member or other Person bound hereby otherwise existing at law or in equity are agreed by the Members and such other Persons to expand or restrict such duties and liabilities of such Member or other Person. Whenever in this Agreement a Member is permitted to make a decision in its "sole discretion" or in its "discretion," a Member shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall to the fullest extent permitted by applicable law, have no duty or obligation to give any consideration to any interest of or factors affecting the Company or any other Member. Any such decision shall be final and binding.

                                   ARTICLE VI
                                 TAXES AND BOOKS

         6.1. Tax Returns. The Majority Members shall cause to be prepared and filed all necessary federal and state income tax returns for the Company, including making any elections the Majority Members may deem appropriate and in the best interests of the Members.

         6.2. Books. The Company shall keep books and records of accounts and shall keep minutes of the proceedings of its Members. The calendar year shall be the accounting year of the Company.

                                  ARTICLE VII
                                    TRANSFERS

         7.1. Assignment by Members. No Member shall sell, assign or transfer, or offer to sell, assign or transfer or otherwise Dispose of all or any part of such Member's Units or other interests in the Company (whether voluntarily or involuntarily) without the prior written consent of the Majority Members.

         7.2. Void Assignment. Any sale, exchange or other transfer by any Member of any Units or other interests in the Company in contravention of this Agreement shall be void and ineffectual and shall not bind or be recognized by the Company or any other party.

         7.3. Substituted Member.

                  (a) An assignee of any Units or other interests in the Company of a Member, or any portion thereof, shall become a substituted Member entitled to all the rights of a Member if and only if the assignor gives the assignee such right.

                  (b) Upon the admission of a substituted Member, Schedule A attached hereto shall be amended to reflect the name, address and Units and other interests in the Company of such substituted Member and to eliminate the name and address of and other information relating to the assigning Member with regard to the assigned Units and other interests in the Company.



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         7.4. Effect of Assignment.

                  (a) Any Member who shall assign any Units or other interest in the Company shall cease to be a Member of the Company with respect to such Units or other interest and shall no longer have any rights or privileges of a Member with respect to such Units or other interest.

                  (b) Any Person who acquires in any manner whatsoever any Units or other interest in the Company, irrespective of whether such Person has accepted and adopted in writing the terms and provisions of this Agreement, shall be deemed by the acceptance of the benefits of the acquisition thereof to have agreed to be subject to and bound by all the terms and conditions of this Agreement that any predecessor in such Units or other interest in the Company of such Person was subject to or by which such predecessor was bound.

         7.5. Effect of Incapacity. Except as otherwise provided herein, the Incapacity of a Member shall not dissolve or terminate the Company. In the event of such Incapacity, the executor, administrator, guardian, trustee or other personal representative of the Incapacitated Member shall be deemed to be the assignee of such Member's Units or other interests in the Company and may, subject to Section 7.1, become a substituted Member upon the terms and conditions set forth in Section 7.3.

                                  ARTICLE VIII
                    DISSOLUTION, LIQUIDATION AND TERMINATION

         8.1. Dissolution. The Company shall be dissolved and its affairs shall be wound up on the first to occur of the following:

                  (a) the written consent of the Majority Members; and

                  (b) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act.

         8.2. Liquidation and Termination. On dissolution of the Company, the Majority Members may appoint one or more Members as liquidator. The liquidators shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidators shall continue to operate the Company properties with all of the power and authority of the Members. The steps to be accomplished by the liquidators are as follows:

                  (a) the liquidator shall pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including, without limitation, all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof; and

                  (b) all remaining assets of the Company shall be distributed to the Members in accordance with Section 3.5 by the end of the taxable year of the Company during which the liquidation of the Company occurs (or, if later, 90 days after the date of the liquidation).



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All distributions in kind to the Members shall be made subject to the liability of each distributee for costs, expenses and liabilities theretofore incurred or for which the Company has committed prior to the date of termination, and those costs, expenses and liabilities shall be allocated to the distributees pursuant to this Section 8.2. The distribution of cash and/or property to a Member in accordance with the provisions of this Section 8.2 constitutes a complete return to the Member of its Capital Contributions and a complete distribution to the Member of its interest in the Company and all of the Company's property and constitutes a compromise to which all Members have consented within the meaning of the Act. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.

         8.3. Cancellation of Certificate. On completion of the distribution of Company assets as provided herein, the Company shall be terminated, and the Majority Members (or such other Person or Persons as the Act may require or permit) shall file a certificate of cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to Section 2.5 and take such other actions as may be necessary to terminate the Company.

                                   ARTICLE IX
                               GENERAL PROVISIONS

         9.1. Notices. Except as expressly set forth to the contrary in this Agreement, all notices, requests, or consents provided for or permitted to be given under this Agreement must be in writing and must be given either by depositing that writing in the United States mail, addressed to the recipient, postage paid, and registered or certified with return receipt requested or by delivering that writing to the recipient in person, by courier, or by facsimile transmission; and a notice, request, or consent given under this Agreement is effective on receipt by the Person to receive it. All notices, requests, and consents to be sent to a Member must be sent to or made at the address given for that Member on Schedule A, or such other address as that Member may specify by notice to the other Members. Whenever any notice is required to be given by law, the Certificate or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

         9.2. Entire Agreement. This Agreement constitutes the entire agreement of the Members and their affiliates relating to the Company and supersedes all prior contracts or agreements among the Members with respect to the Company, whether oral or written.

         9.3. Effect of Waiver or Consent. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

         9.4. Amendment or Modification. This Agreement may be amended or modified from time to time only by a written instrument executed and agreed to by the Majority Members.



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

         9.5. Binding Effect. Subject to the restrictions on Dispositions set forth in this Agreement, this Agreement is binding on and inure to the benefit of the Members and their respective heirs, legal representatives, successors and permitted assigns.

         9.6. Governing Law; Severability. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of this Agreement and any provision of the Certificate or any mandatory provision of the Act, the applicable provision of the Certificate or the Act shall control. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances is not affected thereby and that provision shall be enforced to the greatest extent permitted by law.

         9.7. Counterparts. This Agreement may be executed in multiple counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

                                   * * * * * *



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






         IN WITNESS WHEREOF, the sole Member has executed this Agreement as of the date first set forth above.

                             SOLE MEMBER:

                             NRG ENERGY, INC.


                             By:
                                ---------------------------------------------
                                Name: Scott J. Davido
                                Title: Senior Vice President, General Counsel
                                        and Secretary

                                                                      SCHEDULE A


                 MEMBERS                                         UNITS
---------------------------------------         ---------------------------------------
                                                                  1,000


                                                ---------------------------------------
         TOTAL                                                    1,000



                                      A-1